Exhibit 10.2

K-FED BANCORP
EMPLOYEE STOCK OWNERSHIP PLAN

Amendment Number One

The K-Fed Bancorp Employee Stock Ownership Plan (the “Plan”) is hereby amended, effective as of March 28, 2005, in accordance with the following:

1.   Section 10-4(b) of the Plan shall be amended by adding the following at the end thereof:

“Effective as of March 28, 2005, in the event a Participant’s vested Account balances is $5,000 or less, distribution will be made in accordance with the second paragraph of Section 10-13.”

2.    Section 10-13 of the Plan shall be amended by adding the following paragraph at the end thereof:

“Effective as of March 28, 2005, notwithstanding anything in the preceding paragraph to the contrary, if a Participant’s vested Account balance does not exceed $1,000 and the Participant fails to return his distribution election form, the Administrator shall distribute the vested portion of his Account balance, in cash or in kind, in the sole discretion of the Administrator, to the Participant in a lump sum as soon as practicable but in no event later than 60 days after the end of the Plan Year in which employment terminates.  If the terminated Participant’s vested Account balance exceeds $1,000 but is not greater than $5,000, and the Participant fails to consent to the distribution, then the Administrator shall liquidate the Participant’s Company Stock Account and pay the Participant’s vested Account balance, in cash, in a direct rollover to an individual retirement plan designated by the Administrator in accordance with Code Section 401(a)(31)(B) and the regulations promulgated thereunder.”

IN WITNESS WHEREOF, this Amendment has been executed by the duly authorized officers of K-Fed Bancorp, as of the 28th day of June, 2005.

ATTEST:	K-FED BANCORP

	By:	/s/ K.M. Hoveland
President

K-FED BANCORP
EMPLOYEE STOCK OWNERSHIP PLAN

Amendment Number Two

               The K-Fed Bancorp Employee Stock Ownership Plan (the “Plan”) is hereby amended, effective as of July 1, 2003, in accordance with the following:

1.            Section 10-4(a) of the Plan shall be amended in its entirety to provide as follows:

(a)
Participant’s Accounts.  If a Participant, and if applicable under Code Section 401(a)(11) and 417, with the consent of the Participant’s spouse, elects, the distribution of the Participant’s Account balance in the Plan shall commence as soon as practicable following his termination of Service, but no later than one year after the close of the Plan Year:

(i)	in which the Participant separates from Service by reason of attainment of Normal Retirement Age under the Plan, disability, or death; or

(ii)	which is the fifth Plan Year following the year in which the Participant resigns or is dismissed, unless he is reemployed before such date.

However, except as otherwise provided below in Section 10-4(c), unless the Committee determines otherwise (and such Committee determination is made in a non-discriminatory fashion and applies to the Accounts of all Participants) no shares of Company Stock that were purchased with the proceeds of an ESOP Loan shall be distributed to a Participant whose service with the Company is terminated for any reason other than death, disability, or retirement until the ESOP Loan has been repaid in full.

2.            Section 10-4(c) of the Plan shall be amended in its entirety to provide as follows:

(c)
Special Rules.  Notwithstanding anything to the contrary set forth in paragraph (a) or (b) of this Section 10-4, unless the Participant elects to defer the payments, distribution of the balance of a Participant’s Account shall commence not later than the 60th day after the latest of the close of the Plan Year in which –

(i)	the participant attains the age of 65 or normal retirement age, if earlier;

(ii)	occurs the tenth anniversary of the year in which the Participant commenced participation in the Plan; or

(iii)	the Participant terminates his Service with the Company.

K-Fed Bancorp ESOP
Amendment Number Two

However, the balances credited to a Participant’s Accounts shall not be distributed later than April 1st of the calendar year immediately following the calendar year in which the Participant terminates employment after attaining age 70½. In the case of a Participant who is a “five-percent owner” of the Company (as that term is defined in Section 416(i)(1)(B)(i) of the Code), the balances credited to the Participant’s Accounts shall not be distributed later than April 1st of the calendar year immediately following the calendar year in which he or she attains age 70½, regardless of whether he or she has terminated employment with the Company. Distributions to a Participant shall be made in accordance with Sections 401(a)(9) and 411(d)(6)(C) of the Code and the regulations thereunder.

IN WITNESS WHEREOF, this Amendment Number two has been executed by the duly authorized officers of K-Fed Bancorp, as of the 27th day of August, 2005.

ATTEST:	K-FED BANCORP

/s/ Dan Cano	By:	/s/ K.M. Hoveland
President

K-FED BANCORP
EMPLOYEE STOCK OWNERSHIP PLAN

Amendment Number Three

The K-Fed Bancorp Employee Stock Ownership Plan (the “Plan”) is hereby amended, effective as of July 1, 2007 as follows.

1.           Section 1-7 of the Plan is hereby amended as follows, in order to provide that commissions are excluded from the definition of “Compensation” effective July 1, 2007:

          1-7           Compensation.  Except as otherwise provided in Section 7-6(a), the term “Compensation” means a Participant’s total regular earnings from the Company paid during a Plan Year for services rendered that are reportable on the Participant’s IRS Form W-2, Wage and Tax Statement, including bonuses, overtime, and commissions (but effective July 1, 2007, commissions shall be excluded from the definition of “Compensation”).  In addition, the term “Compensation” shall include earnings which are not currently includible in a Participant’s gross income for federal income tax purposes by reason of Section 125, 132(f), 402(e)(3), 402(h), or 403(b) of the Code.  However, the term “Compensation” shall not include any of the following:  (a) any earnings in excess of the amount that is determined under Section 401(a)(17) of the Code (which amount for the Limitation Year ending June 30, 2007 is $225,000); or (b) any contributions or benefits under this Plan or under any other pension, profit sharing, insurance, hospitalization, or other plan or policy maintained by the Company for the benefit of the Participant.  In any case where a Participant commences participation in the Plan, or resumes active participation in the Plan after incurring a One-Year Break-in-Service, on any day other than the first day of a Plan Year, his or her Compensation for that Plan Year shall be that portion of his or her compensation as determined under this Section 1-7 paid during the period of his or her participation in the Plan for that Plan Year.

K-Fed Bancorp ESOP
Amendment Number Three

2.           Article IX of the Plan is hereby amended by adding Section 9-7 and Section 9-8 at the end thereof to provide as follows:

9-7           Full Vesting Upon Change in Control.

(a)           Notwithstanding Section 9-4, a Participant’s interest in his Account shall fully vest in the event of a “Change in Control” of the Bank or the Company.  For these purposes, “Change in Control” shall mean an event of a nature that (i) would be required to be reported in response to Item 5.01 of the Current Report on Form 8 K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”); or (ii) results in a Change in Control of the Bank or the Company within the meaning of the Home Owners Loan Act, as amended, and applicable rules and regulations promulgated thereunder as in effect at the time of the Change in Control (collectively, the “HOLA”); or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any “Person” (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Company representing 25% or more of the Bank’s or the Company’s outstanding securities except for any securities purchased by the Bank’s employee stock ownership plan or trust; or (b) individuals who constitute the Board on the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided, however, that this sub-section (b) shall not apply if the Incumbent Board is replaced by the appointment by a Federal banking agency of a conservator or receiver for the Bank and, provided further that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least two-thirds of the directors comprising the Incumbent Board or whose nomination for election by the Company’s stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company, or similar transaction in which the Bank or Company is not the surviving institution occurs; or (d) a proxy statement soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the Plan are to be exchanged for or converted into cash or property or securities not issued by the Company; or (e) a tender offer is made for 25% or more of the voting securities of the Company and the shareholders owning beneficially or of record 25% or more of the outstanding securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.  Notwithstanding anything herein to the contrary, the reorganization of the Company by way of a second step conversion shall not be considered a “Change in Control.”

K-Fed Bancorp ESOP
Amendment Number Three

(b)           Upon a Change in Control described in 9.7(a), the Plan shall be terminated and the Administrator shall direct the Trustee to sell a sufficient amount of Company Stock from the Suspense Account to repay any outstanding ESOP Loan in full.  The proceeds of such sale shall be used to repay such ESOP Loan.  After repayment of the ESOP Loan, all remaining shares in the Suspense Account (or the proceeds thereof, if applicable) shall be deemed to be earnings and shall be allocated to the accounts of Participants who were employed by the Company as of the effective date of the Plan’s termination, based on the ratio that each such Participant’s account balance as of the effective date of the Plan’s termination bears to the aggregate of all such Participants’ account balances on such effective date.

        9.8   Full Vesting Upon Plan Termination.  Notwithstanding Section 9.4, a Participant’s interest in his Account shall fully vest upon termination of this Plan or upon the permanent and complete discontinuance of contributions by his Employer.  In the event of a partial termination, the interest of each affected Participant shall fully vest with respect to that part of the Plan which is terminated.

3.             Effective July 1, 2007, the Plan is hereby re-named the “Kaiser Federal Bank Employee Stock Ownership Plan” and the old name shall be replaced with the new name everywhere it appears in the Plan.

IN WITNESS WHEREOF, this Amendment Number Three has been executed by the duly authorized officers of K-Fed Bancorp, as of the date set forth below.

K-FED BANCORP

September 11, 2007	By:	/s/ K.M. Hoveland
Date		President

KAISER FEDERAL BANK
EMPLOYEE STOCK OWNERSHIP PLAN

Amendment Number Four

WHEREAS, Kaiser Federal Bank (the “Bank”) maintains the Kaiser Federal Bank Employee Stock Ownership Plan (the “Plan”) and

WHEREAS, the Internal Revenue Service has requested the amendments set forth herein as a condition of issuing an EGTRRA Cycle A favorable determination letter; and

WHEREAS, Section 15.1 provides that the Bank may amend the Plan at any time.

NOW THEREFORE, the Plan is hereby amended as follows, effective July 1, 2003:

1.           The Section 1-7 of the Plan is hereby amended as follows:

“Compensation.  Except as otherwise provided in Section 7-6(a), the term “Compensation” means a Participant’s total regular earnings from the Company paid during a Plan Year for services rendered that are reportable on the Participant’s IRS Form W-2, Wage and Tax Statement, including bonuses, overtime, commissions (but effective July 1, 2007, commissions shall be excluded from the definition of “Compensation”), and the value of a non-qualified stock option granted to the Participant, but only to the extent that the value of the option is includible in gross income of the Participant for the taxable year in which it was granted.  In addition, the term “Compensation” shall include earnings which are not includible in a Participant’s gross income for federal income tax purposes by reason of Section 125, 132(f), 402(e)(2), 402(h), 403(b) and 457 of the Code.  Furthermore, taxable post-severance payments from a non-qualified, unfunded deferred compensation plan shall be included in the definition of Compensation, but only if such amounts are paid within the later of (i) 2 ½ months after severance from employment or (ii) the end of the limitation year that includes the date of severance that are payments that, absent a severance from employment, would have been paid to the Participant as regular compensation for services, or payments from accrued bona-fide sick, vacation, or other leave.  To the extent permitted by Treasury Regulations Section 1.415-1 et seq., such limitations shall not apply to disabled Participants and to Participants who severed employment due to qualified military service. “Severance from employment” shall be interpreted as set forth in Treasury Regulations Section 1.401(k)-1 et seq.  However, the term “Compensation” shall not include any of the following: (a) any earnings in excess of the amount that is determined under Section 401(a)(17) of the Code (which amount for the Limitation Year ending in June 30, 2007 is $225,000); or (b) any contributions under this Plan or under any other pension, profit sharing, insurance, hospitalization, or other plan or policy maintained by the Company for the benefit of the Participant.  In any case where a Participant commences participation in the Plan, or resumes active participation in the Plan after incurring a One-Year Break-in Service, on any day other than the first day of a Plan Year, his or her Compensation for that Plan Year shall be that portion of his or her compensation as determined under this Section 1-7 paid during the period of his or her participation in the Plan for that Plan Year.”

2.           The following paragraph is added at the end of Section 9-6 of the Plan:

“For purposes of computing account balances with respect to which the percentage of vesting can increase and from which distributions are made, at any relevant time, the Participant’s vested portion is not less than an amount (“X”) determined by the formula: X = P (AB +D) – D in accordance with Treasury regulation section 1.411(a)-7(d)(5)(iii)(B), where “P” is the vested percentage at the relevant time; “AB” is the account balance at the relevant time; “D” is the amount of the distribution; and the relevant time is the time at which, under the Plan, the vested percentage of the amount cannot increase.”

3.           Section 2-5 (e) of the Plan is hereby amended as follows:

“(e)           In the case of a Participant who does not have any nonforfeitable right under the Plan to an accrued benefit derived from Company contributions, Years of Service before any period of five consecutive One-Year Breaks-in-Service shall not be taken into account in computing that Participant’s period of service if, at such time, the Participant’s number of consecutive One-Year-Breaks-in-Service within such period equals or exceeds the greater of 5 One-Year Breaks-in-Service, or the aggregate number of Years of Service before such period.”

4.           The second sentence of Section 1-24 of the Plan is hereby amended as follows:

“If at any time there shall be no generally-recognized market for Company Stock, then “Valuation Date” shall mean the last day of each Plan Year and any other dates as determined by the Company and the value of the Company Stock shall be determined by an independent appraiser as required pursuant to Code Section 170(a)(1).”

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5.           Section 10-11 of the Plan is hereby amended as follows:

“10-11 Beneficiaries.  Subject to the provisions of Section 10-3, each Participant may designate any legal or natural person to receive any benefits payable under the Plan on account of his or her death.  Each designation by a Participant shall be in writing and shall be filed with the Administrator in the form that the Administrator requires.  Subject to the provisions of Section 10-3, by a writing filed with the Administrator, a Participant may change his or her beneficiary designation at any time and from time to time without the consent of, or notice to, any person previously designated by him or her.  If no person has been designated by a Participant, or if all persons so designated predecease the Participant or die prior to complete distribution of his or her benefits, then the Administrator, in its sole discretion, shall direct the Trustee to distribute the Participant’s benefits to:

                               (a)     one or more of the Participant’s relatives by blood, adoption, or marriage, as the Trustee decides; or

                               (b)     the Participant’s executor or administrator.

In no event may the beneficiary of a deceased Participant designate a beneficiary.”

6.           Section 3-1(b) of the Plan is hereby amended as follows:

“(b)       Flex Employees.  In general, Flex Employees shall be excluded from participating in this Plan, provided that such Employees are not eligible in accordance with subparagraph (a) of this Section 3-1.  “Flex Employees” are Employees who have accepted employment with the Company based on employer needs and their availability with the mutual understanding that they are not eligible for employee benefits except those mandated by applicable law.”

7.           Section 3-3(c) of the Plan is hereby deleted in its entirety.

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IN WITNESS WHEREOF, this Amendment Number Four has been executed by the duly authorized officers of the Bank, as of the date set forth below.

KAISER FEDERAL BANK

April 30, 2008	By:	/s/ K.M. Hoveland
Date		K.M. Hoveland
President and Chief Executive
Officer

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KAISER FEDERAL BANK
EMPLOYEE STOCK OWNERSHIP PLAN

Amendment Number Five

WHEREAS, K-Fed Bancorp, Inc. (the “Company”) maintains the Kaiser Federal Bank Employee Stock Ownership Plan (the “Plan”) and

WHEREAS, the Board of Directors of the Company (the “Board”) desires to update the Plan to comply with the changes in the law made by the Pension Protection Act of 2006 (“PPA”); the 2007 Final Treasury Regulations published under Internal Revenue Code Section 415 (“415 Regulations”); the Heroes Earnings Assistance and Relief Tax Act of 2008 (“HEART Act”); and the Worker, Retiree, and Employer Recovery Act of 2008 (“WRERA”); and

WHEREAS, Section 15-1 of the Plan allows the Company to amend the Plan from time to time.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. The definition of “Compensation” in Section 1-7 is hereby amended to read as follows:

“Compensation” shall mean:

(a)          Wages as defined in Code Section 3401(a) for purposes of income tax withholding at the source, including bonuses, overtime, commissions (but effective July 1, 2007, commissions shall be excluded).

(b)           Any elective deferral as defined in Code Section 402(g)(3) (any Employer contributions made on behalf of a Participant to the extent not includible in gross income and any Employer contributions to purchase an annuity contract under Code Section 403(b) under a salary reduction agreement) and any amount which is contributed or deferred by the Employer at the election of the Participant and which is not includible in gross income of the Participant by reason of Code Section 125 (including any “deemed” Code Section 125 compensation), Code Section 457 or 132(f)(4) shall also be included in the definition of 415 Compensation.

(c)           For limitation years beginning on or after July 1, 2007, 415 Compensation shall also include the following types of compensation paid after a Participant’s severance from employment with the Employer, provided that amounts described in paragraphs (i), (ii), or (iii) below shall only be included in 415 Compensation to the extent such amounts are paid by the later of 2½ months after severance from employment, or by the end of the limitation year that includes the date of such severance from employment.

(i)           Regular Pay.  415 Compensation shall include regular pay after severance from employment if (a) the payment is for regular compensation for services during the Participant’s regular working hours, and (b) the payment would have been paid to the Participant prior to severance from employment if the Participant had continued in employment with the Employer.

(ii)           Leave Cash Outs.  415 Compensation shall include leave cash outs if those amounts would have been included in the definition of 415 Compensation if they were earned prior to the Participant’s severance from employment, and the amounts are payment for unused accrued bona fide sick, vacation or other leave, but only if the Participant would have been able to use the leave if his employment had continued.

(iii)           Deferred Compensation.  415 Compensation shall include deferred compensation if the deferred compensation would have been included in the definition of 415 Compensation if it had been paid prior to the Participant’s severance from employment, and the compensation is received pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid at the same time if the Participant had continued in employment with the Employer and only to the extent that the payment is includible in the Participant’s gross income.

(d)           Effective on the first day of the Plan Year beginning after December 31, 2008, 415 Compensation includes differential wage payments (as defined in Code Section 3401(h)) paid by the Employer to a former Employee who is performing qualified military services (as defined in Code Section 414(u)(1)) but only to the extent that those differential wage payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

(e)           For limitation years beginning on or after July 1, 2007, 415 Compensation shall not include compensation paid by an insurer to a Participant who has incurred a Disability, but will include any Disability payments from the Employer that is included in Box 1 of Form W-2.

(f)           For limitation years beginning on or after July 1, 2007, 415 Compensation shall exclude amounts earned but not paid during the limitation year solely because of the timing of the pay periods and pay dates if: (i) these amounts are paid during the first few weeks of the next limitation year; (ii) the amounts are included in the definition of 415 Compensation on a uniform and consistent basis with respect to all similarly situated employees; and (iii) these amounts are not included in the definition of 415 Compensation for more than one limitation year.

(g)           415 Compensation in excess of $245,000 (as indexed) shall be disregarded for all Participants.  For purposes of this sub-section, the $245,000 limit shall be referred to as the “applicable limit” for the Plan Year in question.  The $245,000 limit shall be adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B), effective for the Plan Year which begins within the applicable calendar year.  For purposes of the applicable limit, 415 Compensation shall be prorated over short Plan Years.

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2.  The following is hereby added to the end of Section 7-6(f):

Notwithstanding the foregoing, effective for limitation years beginning on or after July 1, 2007, in the event that annual additions exceed the aforesaid limitations as a result of allocation of forfeitures, a reasonable error in estimating a Participant’s 415 Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)), or under other limited facts and circumstances that the Commissioner of the Internal Revenue Service finds justify the availability of these rules, the Plan may only correct such excess in accordance with the Employee Plans Compliance Resolution System (EPCRS) as set forth in Revenue Procedure 2008-50 or any subsequent guidance.

3.  The following is hereby added to the end of Section 7-6(b):

For limitation years beginning on or after July 1, 2007, annual additions to the Participant’s Account shall not include a restorative payment in accordance with Treasury Regulation Section 1.415(c)-1(b)(2)(C) that is made to restore losses to the Plan resulting from actions by a fiduciary for which there is a reasonable risk of liability for breach of fiduciary duty under ERISA or other applicable federal and state law.

For limitation years beginning on or after July 1, 2007, in the event Stock is released from the Unallocated Stock Fund and allocated to a Participant’s Account for a particular Plan Year, the Employer may determine for such year that an annual addition shall be calculated on the basis of the fair market value of the Stock so released and allocated (such fair market value to be based on the valuation as of the Valuation Date immediately preceding the Plan Year in respect of which the release and allocation are made) if the annual addition, as so calculated, is lower than the annual addition calculated on the basis of Employer contributions.

4.  The following sentence is hereby added to the end of Section 9-2:

Effective on the first day of the Plan Year beginning after December 31, 2006, for purposes of this Section 9-2, benefits payable in the event of a Participant’s Disability while performing qualified military service shall fully vest in accordance with Code Section 414(u)(9).

5.  The following sentence is hereby added to the end of Section 9-3:

Effective on the first day of the Plan Year beginning after December 31, 2006, for purposes of this Section 9-3, benefits payable in the event of a Participant’s death while performing qualified military service shall fully vest in accordance with Code Section 414(u)(9).

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6.  The following sentence is hereby added to the end of Section 10-6(b)(ii):

Effective for Plan Years beginning after December 31, 2008, an “eligible retirement plan” shall include a deemed individual retirement account described in Code Section 408(q) and a Roth individual retirement account in accordance with Code Section 408A(e).

7.  The following sentence is hereby added to the end of Section 10-6(b)(iii):

Effective for Plan Years beginning after December 31, 2008, a “distributee” shall include a Participant’s non-Spouse Beneficiary.

8.  The following sentence is hereby added to the end of Section 10-13:

Effective for Plan Years beginning after December 31, 2008, the written notice requirements subject to Code Section 402(f) may be provided up to 180 days before the first day of the first period for which an amount is payable.

IN WITNESS WHEREOF, the Company has adopted this Amendment Number Five on the date set forth below.

K-FED BANCORP, INC.

September 1, 2009	By:	/s/ K.M. Hoveland
Date	Print Name:	K.M. Hoveland
	Its:	President and Chief Executive Officer

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